As filed with the Securities and Exchange Commission
                                on March 13, 1998

                                                      Registration No. 333-47865
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

               INTERNATIONAL TELECOMMUNICATION DATA SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

                    DELAWARE                              06-12959
         (State or other jurisdiction of                (I.R.S. Employer
          incorporation or organization)               Identification No.)

                    225 HIGH RIDGE ROAD, STAMFORD, CONNECTICUT  06905
                 (Address of Principal Executive Offices)     (Zip Code)

                            1997 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               JOHN H. CHORY, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                           Proposed    Proposed
Title of                   maximum     maximum
securities     Amount      offering    aggregate       Amount of
to be          to be       price       offering        registration
registered     registered  per share   price           fee
------------     ----------  ---------   ---------       ------------

Common Stock,  1,125,000   $25.1875(1) $28,335,938(1)  $8,359.10(2)
$.01           shares
par value

--------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the
     Common Stock on the Nasdaq National Market on March 11, 1998 in
     accordance with Rules 457(c) and 457(h) of the Securities Act of
     1933.

(2)  Previously Paid.
================================================================================

                                Explanatory Note

Signature page being filed herewith solely to reflect date change which was inadvertently omitted in the initial S-8 filing filed on March 12, 1998 at 17:20 EST. (Accession Number: 0001029869-98-000377).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut on this 12th day of March, 1998.


                                  INTERNATIONAL TELECOMMUNICATION
                                  DATA SYSTEMS, INC.



                                  By: /s/ Peter Bassermann
                                      ---------------------------
                                      Peter Bassermann
                                      President and Chief
                                      Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of International Telecommunication Data Systems, Inc. hereby severally constitute Peter P. Bassermann, Peter L. Masanotti and John H. Chory, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable International Telecommunication Data Systems, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated as of March 12, 1998.

     Signature                     Title
     ---------                     -----



/s/ Peter P. Bassermann     President, Chief Executive
---------------------------   Officer and Director (Principal
Peter P. Bassermann         Executive Officer)



/s/ Paul K. Kothari         Chief Financial Officer
---------------------------  (Principal Financial
Paul K. Kothari             and Accounting Officer)



/s/ Lewis D. Bakes          Director
---------------------------
Lewis D. Bakes


/s/ Stuart L. Bell          Director
---------------------------
Stuart L. Bell


/s/ Peter L. Masanotti      Director
---------------------------
Peter L. Masanotti

/s/ Stephen J. Saft         Director
---------------------------
Stephen J. Saft

                                       -8-